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Exhibit 10.13

To:      Aceto Corporation

Deutsche Bank Ag

                                    GUARANTEE

Under an agreement (as the same may be amended from time to time, the "Agreement"), which will be established, you have agreed by email of 9th March 2001, subject to certain terms and conditions, to make available credit facilities or other financial accommodation in the amount of EUR 12,000,000.00 to

1)       Schweizerhall GmbH, Lorrach up to the amount of EUR 3,750,000.00;
2) Schweizerhall Pte. Ltd., Hong Kong up to the amount of EUR 3,750,000.00 at your Hong Kong Branch;
3) Schweizerhall Pharma Ltd., Singapore up to the amount of EUR 3,000,000.00 at your Singapore Branch;
4) Schweizerhall Holding Benelux B.V., Wormerveer/NL up to the amount of EUR 1,500,000.00 (the "Borrower") against our first demand guarantee. Accordingly, we

1)       Aceto Corporation, New York,
2)       Aceto Agricultural Chemical Corporation, New York,
3)       Aceto Industrial Chemical Corporation, New York,
4)       Arsynco, Inc., New Jersey,
5)       Acci Realty Corporation, New York,
6)       Larlabs Corporation, New York,
7)       Roehr Chemicals Inc., New York,
8)       CDC Products Corporation, New York,
9)       Magnum Research Corporation, New York

issue this Guarantee in order to ensure that you shall receive payment of all amounts expressed to be payable by the Borrower under the Agreement (the "Indebtedness") in the currency and at the place provided therein at its stated or accelerated maturity, net of any deduction or withholding whatsoever and irrespective of the factual or legal circumstances and motives by reason of which the Borrower may fail to pay the indebtedness.

1.  GUARANTEE AND GUARANTEED AMOUNT

We, as joint guarantors, hereby irrevocably and unconditionally guarantee the payment to you, in Lorrach, Germany and in effective Euro of the Indebtedness up to EUR 12,000,000.00 (Euro Twelve Millions). In addition to such amount, we hereby irrevocably and unconditionally guarantee the payment to you of such further amounts as correspond to interest, cost, expenses, fees and all other amounts expressed to be payable by the Borrower under the Agreement. Payment hereunder will be made net of any deduction or withholding whatsoever.

2.  PAYMENT UPON FIRST DEMAND

We shall effect payment hereunder IMMEDIATELY UPON YOUR FIRST DEMAND and confirmation in writing or by teletransmission that the amount claimed from us equals the Indebtedness (or part thereof) which the Borrower has not paid when due.

3.  PRIMARY, INDEPENDENT OBLIGATION

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This Guarantee constitutes our primary and independent obligation to make payment to you in accordance with the terms hereof, under any and all circumstances, regardless of the validity, legality or enforceability of the Agreement and irrespective of all objections, exceptions or defenses from the Borrower or third parties.

4.  GUARANTEE FOR PAYMENT

You shall not be required first to claim payment from, to proceed against, or enforce any claims on or security given by, the Borrower or any other person before making demand from us hereunder.

5.  MISCELLANEOUS

We represent and warrant that this Guarantee is binding, valid and enforceable against us in accordance with its terms. We waive any express acceptance of this Guarantee by you. We confirm that we have taken, and will continue to take, all necessary steps to ensure that any amount claimed by you from us hereunder can be transferred to you immediately, free of any deduction, cost or charges whatsoever. We waive any right to require information from you in respect of the Agreement and the Indebtedness.

6.  TERM

This Guarantee is effective as of its date of issuance and shall expire once all amounts expressed to be payable by the Borrower to you under the Agreement have been fully and irrevocably received by you. However, should you thereafter become liable to return monies received in payment of the Indebtedness as a result of any bankruptcy, composition or similar proceedings affecting the Borrower, this Guarantee shall be reinstated and become effective again notwithstanding such expiration.

7.  PARTIAL INVALIDITY

Should any provision of this Guarantee be unenforceable or invalid, the other provisions hereof shall remain in force.


8.  APPLICABLE LAW, JURISDICTION

This Guarantee and all rights and obligations arising hereunder shall in all respects be governed by German law. We hereby submit to the jurisdiction of the competent courts of Lorrach, Germany, and, at your option, of the competent courts or our domicile. We hereby irrevocably appoint Schweizerhall GmbH, Lorrach as our agent for service of process or other legal summons in connection with any action or proceedings in Germany arising under this Guarantee. We irrevocably waive any objection which we may now or hereafter have that such proceedings have been brought in an inconvenient forum.


NEW YORK,  MARCH 22, 2001
(PLACE, DATE)


Aceto Corporation                        Aceto Agricultural Chemical Corporation
/s/ Leonard Schwartz, President          /s/ Leonard Schwartz, Chairman

Aceto Industrial Chemical Corporation    Arsynco, Inc.
/s/ Leonard Schwartz, President          /s/ Leonard Schwartz, Chairman


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Acci Realty Corporation                  Larlabs Corporation
/s/ Leonard Schwartz, President          /s/ Leonard Schwartz, President


Roehr Chemicals Inc.                     CDC Products Corporation
/s/ Leonard Schwartz, President          /s/ Leonard Schwartz, Chairman


Magnum Research Corporation
/s/ Leonard Schwartz, President



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